UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Unico American Corporation

 (Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2020, Andrew L. Furgatch notified the Board of Directors (the “Board”) of Unico American Corporation (the “Company”), via email, that he will not stand for re-election at the expiration of his current term as a director of the Company.

On March 1, 2020, Janet D. Frank notified the Board, via email, that she is resigning from her position as a director of the Company, effective April 1, 2020. Ms. Frank is a member of the Audit Committee and the Chair of the Compensation Committee of the Board.

On March 3, 2020, Samuel J. Sorich notified the Company, via email, that he will not stand for re-election at the expiration of his current term as a director of the Company. Mr. Sorich is a member of the Compensation Committee and the Nominating & Corporate Governance Committee of the Board.

On March 3, 2020, Ernest A. Wish notified the Company, via email, that he resigned from his position as a director of the Company, effective as of March 3, 2020. Mr. Wish was the Chair of the Nominating & Corporate Governance Committee of the Board.

The notifications sent by the directors described above did not state the reasons for their respective resignations from the Board or decisions not to stand for re-election to the Board. However, the Company believes that the resignations and decisions not to stand for re-election of Mr. Furgatch and Ms. Frank are related to disagreements with the Company and the Company’s other directors concerning (i) corporate strategy and (ii) the composition of the Company’s Board and management going forward.

The Company has provided each of Mr. Furgatch and Ms. Frank with a copy of the disclosures made by the Company under this Item 5.02, and each of Mr. Furgatch and Ms. Frank has the opportunity to furnish a letter addressed to the Company as promptly as possible stating whether he or she agrees with the Company’s disclosures in response to this Item 5.02 and if not, stating his or her disagreements. The Company may amend this filing based on any response it receives from either Mr. Furgatch or Ms. Frank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: March 5, 2020    By:   /s/ Michael Budnitsky

Name:   Michael Budnitsky

Title:    Treasurer, Chief Financial Officer and Secretary